EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-117078, 333-131255) of Brandywine Operating Partnership, L.P. of our report dated September 26, 2006, relating to the financial statements of Prentiss Properties Trust, which appears in the Current Report on Form 8-K/A of Brandywine Operating Partnership, L.P. dated September 26, 2006.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas September 26, 2006